EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2017 Equity Incentive Plan of Hamilton Lane Incorporated of our report dated May 23, 2024, with respect to the consolidated financial statements of Hamilton Lane Incorporated included in its Annual Report (Form 10-K) for the year ended March 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 5, 2024